AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                        ON APRIL 22, 1998

                                       REGISTRATION NO. 333-42905
=================================================================

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                         ---------------

                POST-EFFECTIVE AMENDMENT NO. 1 TO
                             FORM S-3
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                         ---------------

             THE INTERPUBLIC GROUP OF COMPANIES, INC.
      (Exact name of registrant as specified in its charter)

                         ---------------

         Delaware                               13-1024020
     (State or other                         (I.R.S. Employer
     jurisdiction of                        Identification No.)
      incorporation
     or organization)


                   1271 Avenue of the Americas
                     New York, New York 10020
                           212-399-8000
       (Address, including zip code, and telephone number,
 including area code, of registrant's principal executive offices)


               NICHOLAS J. CAMERA, VICE PRESIDENT,
                   GENERAL COUNSEL & SECRETARY
             THE INTERPUBLIC GROUP OF COMPANIES, INC.
                   1271 Avenue of the Americas
                     New York, New York 10020
                           212-399-8000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ---------------

      The Commission is requested to mail signed copies of all orders, notices and communications to:


   Theodore H. Paraskevas, Esq.             Barry Fox, Esq.
      The Interpublic Group                Cleary, Gottlieb,
        of Companies, Inc.                 Steen & Hamilton
   1271 Avenue of the Americas             One Liberty Plaza
     New York, New York 10020          New York, New York 10006
           212-399-8000                      212-225-2000


      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                         ---------------

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         ---------------

      The purpose of this Post-Effective Amendment No. 1 is to deregister 244,786 shares of Common Stock of the Registrant pursuant to Item 17(a)(3) of this Registration Statement.

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


                            SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 22nd day of April, 1998.

                              THE INTERPUBLIC GROUP OF COMPANIES,
                              INC.
                              (Registrant)


                              By: /s/ Nicholas J. Camera
                                 ---------------------------
                                 Nicholas J. Camera
                                 Vice President, General
                                 Counsel and Secretary